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                                                                  EXHIBIT 10.12


                    TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                         1994 LONG TERM INCENTIVE PLAN
                                  AMENDMENT 1


         Pursuant to its authority under Section 8 of the Texas Eastern Products Pipeline Company 1994 Long Term Incentive Plan (the "Plan"), the Committee, identified in Section 2 of the Plan, hereby amends, effective January 1, 1995, Section 6(a) of the Plan in its entirety to read as follows:

                  "(a) Nature. Each Award shall be subject to all the terms and conditions of the Plan, and shall consist of: (i) the right and option to purchase from the Company the aggregate number of L.P. Units specified by the Committee and set forth on the respective Award Certificate (the "Certificate") at the per unit price set forth on the Certificate, which shall be equal to 100% of the Fair Market Value of an L.P. Unit on the date the Award is granted (the "Option Price"), subject to the adjustment provision set forth in Section 9 (collectively, the "Option"), and (ii) related performance units described in Subsection (c) in a number set forth on the Certificate, which shall be equal to twice the aggregate number of L.P. Units covered by the Option or such lesser number specified by the Committee, subject to the adjustment provision set forth in Section 9 (collectively, "Performance Units"), provided, that the Committee may specify that an Award shall not include Performance Units. In no event shall the aggregate Awards to any Grantee result in more than one hundred thousand (100,000) L.P. Units being issued, or two hundred thousand (200,000) Performance Units being granted, to any Grantee, subject to the adjustment provision set forth in Section 9."

IN WITNESS WHEREOF, this amendment to the Plan is executed this 16th day of January, 1995 on behalf of the Committee.

                                                      COMMITTEE


                                                      By:  W. L. Thacker